UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

CHANNELADVISOR CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 Carrington Mill Boulevard

Morrisville, NC 27560

(Address of principal executive offices, including zip code)

(919) 228-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ECOM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 6, 2022, ChannelAdvisor Corporation, a Delaware corporation (the “Company” or “ChannelAdvisor”), entered into an Agreement and Plan of Merger, dated September 4, 2022 (the “Merger Agreement”), with CommerceHub, Inc., a Delaware corporation (“Parent”), and CH Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

On November 15, 2022, the Company completed its merger with Merger Sub pursuant to the terms of the Merger Agreement, whereby Merger Sub merged with and into the Company, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent (the “Merger”, together with all of the transactions contemplated by the Merger Agreement, the “Transactions”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each:

(i)

share of common stock, par value $0.001 per share, of the Company (each, a “Share”) issued and outstanding as of immediately prior to the Effective Time (except for Shares (A) held by the Company (including in the Company’s treasury) any direct or indirect wholly owned subsidiary of the Company; (B) held by Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent; and (C) held by holders (i) who were entitled to demand appraisal rights under Section 262 of the DGCL, (ii) had properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and (iii) as of the Effective Time, had neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL) was canceled and converted into the right to receive $23.10 in cash, without interest thereon (the “Merger Consideration”), subject to any withholding of taxes required by applicable law;

(ii)

option to purchase Shares (each, a “Company Option”) that was outstanding and vested as of immediately prior to the Effective Time or that vested in accordance with its terms upon consummation of the Transactions (“Vested Options”) was cancelled and automatically converted into the right to receive an amount in cash, without interest thereon, equal to the product of (A) the total number of Shares underlying such Company Option, multiplied by (B) the excess, if any, of (1) the Merger Consideration over (2) the per share exercise price for such Vested Options, less applicable tax withholdings;

(iii)

Company Option that was outstanding and unvested as of immediately prior to the Effective Time (each, an “Unvested Option”) was cancelled and replaced with a right to receive an amount in cash, without interest thereon, equal to the product of (A) the total number of Shares underlying such Company Option, multiplied by (B) the excess, if any, of (1) the Merger Consideration over (2) the per share exercise price for such Company Option, less applicable tax withholdings (the “Cash Replacement Option Amounts”), which Cash Replacement Option Amounts will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Option for which such Cash Replacement Option Amounts were exchanged would have vested pursuant to its terms;

(iv)

restricted stock unit award (each, a “Company RSU”) that was outstanding and vested immediately prior to the Effective Time or that vested in accordance with its terms upon consummation of the Transactions (the “Vested RSUs”) was cancelled and converted into a right to receive (without interest) an amount in cash equal to (A) the total number of Shares underlying such Vested RSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings;

(v)

Company RSU that was not a Vested RSU (each, an “Unvested RSU”) was replaced with a right to receive an amount in cash, without interest thereon, equal to (A) the total number of Shares underlying such Unvested RSU, multiplied by (B) the Merger Consideration (the “Cash Replacement RSU Amounts”), less applicable tax withholdings, which Cash Replacement RSU Amounts shall, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms;

(vi)

performance-based stock unit award (each, a “Company PSU”) that was outstanding and vested as of immediately prior to the Effective Time or that vested in accordance with the terms upon the consummation of the Transactions (the “Vested PSU”) was cancelled and converted into the right to receive (without interest) an amount in cash equal to (A) the total number of Shares underlying such Vested PSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings; and

(vii)

Company PSU that was not a Vested PSU (each, an “Unvested PSU”) was replaced with a right to receive an amount in cash, without interest thereon, equal to (A) the total number of Shares underlying such Unvested PSU (as determined in accordance with the last sentence of Section 1.8(c)(ii) of the Merger Agreement), multiplied by (B) the Merger Consideration (the “Cash Replacement PSU Amounts”), less applicable tax withholdings, which Cash Replacement PSU Amounts shall, subject only to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms.

The foregoing description of the Merger Agreement and the transactions contemplated thereby contained in this Introductory Note does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Transactions, the Company terminated that certain credit agreement, dated as of August 5, 2020, by and between the Company, as Borrower, and HSBC Bank USA, N.A., as Lender, including the release of all guarantees and liens related thereto. The disclosure under the Introductory Note is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note, on November 15, 2022, the Merger was completed. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent. The disclosure under the Introductory Note is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference. On November 15, 2022, the Company (i) notified The New York Stock Exchange (“NYSE”) of the consummation of the Merger and (ii) requested that NYSE (A) suspend trading of the Company Shares effective before the opening of trading on November 15, 2022 and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to effect the delisting of the Company Shares from NYSE and to deregister the Company Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a Form 15 Certification of Termination of Registration of a Class of Security under Section 12(g) or Notice of Suspension of Duty to File Reports Pursuant to Sections 13 and 15(d) of the Exchange Act (the “Form 15”) requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note and Items 2.01, 3.01 and 5.03 are incorporated herein by reference.

At the Effective Time, each holder of Company Shares outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration for such stockholder’s shares of Company Common Stock as set forth in the Merger Agreement), except that those shares that were owned by the Company, Parent or Merger Sub or any of their respective subsidiaries, were cancelled.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note and Items 2.01, 3.01, 5.02 and 5.03 are incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures under the Introductory Note and Item 2.01 are incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of, and contingent upon, the occurrence of the closing of the Merger (the “Closing”), each of Timothy J. Buckley, Joseph L. Cowan, Janet R. Cowell, Linda Crawford, Marshall A. Heinberg, Himanshu S. Palsule, David J. Spitz, Timothy V. Williams, and M. Scot Wingo ceased serving as a member of the board of directors of the Company and each committee thereof.

Further, pursuant to the Merger Agreement, effective as of, and contingent upon, the occurrence of the Closing, (i) the individuals who were designated by the Company, Parent and Merger Sub as the directors in a schedule to the Merger Agreement became the directors of the Surviving Corporation and (ii) the individuals who were designated by the Company, Parent and Merger Sub as the officers in a schedule to the Merger Agreement became the officers of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

The disclosures under the Introductory Note and Item 2.01 are incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01	Other Events.

On November 15, 2022, Parent issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated September 4, 2022, by and among the Company, CommerceHub, Inc. and CH Merger Sub, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 6, 2022)

3.1	Amended and Restated Certificate of Incorporation of ChannelAdvisor Corporation.

3.2	Amended and Restated Bylaws of ChannelAdvisor Corporation.

99.1	Press Release, dated as of November 15, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

By:	/s/ Matthew Hardy
Name:	Matthew Hardy
Tile:	President

Date: November 15, 2022